UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01Entry into a Material Definitive Agreement.

On September 23, 2024, Adaptimmune Therapeutics plc (the “Company”) entered into a Mutual Release and Resolution Agreement (the “Agreement”) with Genentech Inc and F. Hoffmann-La Roche Ltd, (together “Genentech”). The parties entered into the Agreement following notice of termination of their Collaboration and License Agreement dated September 3, 2021 (the “Collaboration Agreement”) on April 8, 2024 in order to, among other things, resolve and release each party from any and all past, present and future disputes, claims, demands and causes of action, whether known or unknown, related to the Collaboration Agreement in any way. Under the terms of the Agreement, Genentech will pay the Company $12,500,000, and the Collaboration Agreement will be terminated. The Agreement is effective as of September 23, 2024 following which each party to the Agreement is expressly released from any and all past, present and future disputes, claims, demands and causes of action, whether known or unknown, related to the Collaboration Agreement in any way.

The foregoing description of the Agreement is only a summary of certain material terms thereof, and does not purport to be complete. The description is qualified in its entirety by reference to the complete text of the Agreement to be filed with the Securities and Exchange Commission in connection with the Company’s Form 10-Q for the quarter ended September 30, 2024.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: September 23, 2024	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary